                                                              Exhibit (d)(xvii)

February 25, 2005

Evelyn Dilsaver,
President and Chief Executive Officer,
Schwab Capital Trust
101 Montgomery Street

San Francisco, CA 94104

Re: Funds of Schwab Capital Trust and Schwab 1000 Fund

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

FUND                                          NET OPERATING         GUARANTEED THROUGH:
                                              EXPENSE LIMIT
SCHWAB MARKETTRACK PORTFOLIOS                 50 bps                2/27/06

LAUDUS U.S. MARKETMASTERS FUND- INVESTOR      125 bps               2/28/06
SHARES

LAUDUS U.S. MARKETMASTERS FUND- SELECT        107 bps               2/28/06
SHARES

LAUDUS BALANCED MARKETMASTERS FUND-           110 bps               2/28/06
INVESTOR SHARES

LAUDUS BALANCED MARKETMASTERS FUND SELECT     95 bps                2/28/06
SHARES

LAUDUS SMALL-CAP MARKETMASTERS FUND-          155 bps               2/28/06
INVESTOR SHARES

LAUDUS SMALL-CAP MARKETMASTERS FUND- SELECT   137 bps               2/28/06
SHARES

LAUDUS INTERNATIONAL MARKETMASTERS FUND-      165 bps               2/28/06
INVESTOR SHARES

FUND                                          NET OPERATING         GUARANTEED THROUGH:
                                              EXPENSE LIMIT
LAUDUS INTERNATIONAL MARKETMASTERS FUND-      147 bps               2/28/06
SELECT SHARES

SCHWAB CORE EQUITY FUND                       75 bps                2/27/06

SCHWAB S&P 500 INDEX FUND - INVESTOR SHARES   37 bps                2/27/06

SCHWAB S&P 500 INDEX FUND - SELECT SHARES     19 bps                2/27/06

SCHWAB S&P 500 INDEX FUND - E.SHARES          28 bps                2/27/06

SCHWAB 1000 INDEX FUND - INVESTOR SHARES       51 bps               2/27/06

SCHWAB 1000 INDEX FUND - SELECT SHARES         36 bps               2/27/06

SCHWAB SMALL-CAP INDEX FUND- INVESTOR SHARES   60 bps               2/27/06

SCHWAB SMALL-CAP INDEX FUND- SELECT SHARES     42 bps               2/27/06

SCHWAB TOTAL STOCK MARKET INDEX FUND-          58 bps               2/27/06
INVESTOR SHARES

SCHWAB TOTAL STOCK MARKET INDEX FUND-          39 bps               2/27/06
SELECT SHARES

SCHWAB INTERNATIONAL INDEX FUND- INVESTOR      69 bps               2/27/06
SHARES

SCHWAB INTERNATIONAL -INDEX FUND- SELECT       50 bps               2/27/06
SHARES

SCHWAB DIVIDEND EQUITY FUND- INVESTORS         110 bps              2/27/06
SHARES

SCHWAB DIVIDEND EQUITY FUND- SELECT SHARES     95 bps               2/27/06

SCHWAB SMALL-CAP EQUITY FUND- INVESTORS        130 bps              2/27/06
SHARES

FUND                                          NET OPERATING         GUARANTEED THROUGH:
                                              EXPENSE LIMIT
SCHWAB SMALL-CAP EQUITY FUND- SELECT SHARES    112 bps              2/27/06

SCHWAB HEDGED EQUITY FUND- INVESTOR SHARES     200 bps              2/27/06

SCHWAB HEDGED EQUITY FUND- SELECT SHARES       177 bps              2/27/06

SCHWAB FINANCIAL SERVICES FUND                 110 bps              2/27/06

SCHWAB HEALTH CARE FUND                        110 bps              2/27/06

SCHWAB TECHNOLOGY FUND                         110 bps              2/27/06

SCHWAB INSTITUTIONAL SELECT S&P 500 FUND       10 bps               2/27/06

SCHWAB INSTITUTIONAL SELECT LARGE-CAP VALUE    25 bps               2/27/06
INDEX FUND

SCHWAB INSTITUTIONAL SELECT SMALL-CAP VALUE    32 bps               2/27/06
INDEX FUND

SCHWAB PREMIER EQUITY FUND - INVESTOR SHARES  130 bps               2/27/06

SCHWAB PREMIER EQUITY FUND - SELECT SHARES    115 bps               2/27/06



Sincerely,


-----------------------------------------     ----------------------------------
Stephen B. Ward                               Pamela Saunders,
Senior Vice President and                     Vice President, Proprietary Funds
Chief Investment Officer,                     Charles Schwab & Co., Inc.
Charles Schwab Investment Management, Inc.


cc:
Jody Stuart
Shelley Harding-Riggen
Michael Bonardi
Steven Greenwell
Francesca Englert
George Pereira
Mei-Luh Lee
Gregory J. Hand